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                                                         Magna Entertainment
                                                         Corp.

                                                         337 Magna Drive
                                                         Aurora, Ontario,
                                                         Canada L4G 7K1
                                                         Tel (905) 726-2462
                                                         Fax (905) 726-7172

EXHIBIT 99

                                 PRESS RELEASE

              MAGNA ENTERTAINMENT CORP. COMPLETES ACQUISITION OF
                        LONE STAR PARK AT GRAND PRAIRIE

October 23, 2002, Aurora, Ontario, Canada...... Magna Entertainment Corp.
("MEC") (NASDAQ: MIEC; TSX: MIE.A, MEH) today announced that it has successfully completed the acquisition of Lone Star Park at Grand Prairie.

MEC, one of the largest operators of premier horse racetracks in the United States, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities, and owns and operates a national account wagering system called XpressBet.

In fiscal year 2001, MEC had revenues of $519.1 million and net income of $13.5 million. In the first half of 2002, MEC reported revenues of $377.0 million and net income of $19.7 million.

For more information contact:

Graham Orr
Executive Vice-President and
Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive
Aurora, ON
L4G 7K1
(905) 726-7099